UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/07/2006

SGS International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-133825

Kentucky	20-3939981
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

626 West Main Street
Suite 500
Louisville, Kentucky 40202
(Address of principal executive offices, including zip code)

(502) 637-5443
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On November 13, 2006, SGS International, Inc. (the "Company") issued a press release announcing its financial results for the third quarter of 2006 and which included information regarding an earnings conference call being held by the Company to discuss those financial results. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 7, 2006, the Company's Board of Directors adopted the SGS International, Inc. Management Incentive Plan - 2006 (the "Plan"). The purpose of the Plan is to reward eligible employees who contribute to the Company's profitability and improved productivity. Eligible participants include all sales staff positions and salaried positions grade 17 or higher who are not participating in any other Company bonus plan, commission program or under contractual obligation (except to the extent such contractual obligation provides for participation in the Plan). Each Plan participant will have a target incentive opportunity that is a percentage of the participant's annual base salary, with the percentage being determined by salary grade. Portions of the incentive opportunity will be related to the Company's EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) performance, departmental financial performance and achievement of individual financial goals, respectively. Payment of any award is contingent upon the Company meeting a minimum EBITDA target. Unless otherwise negotiated, new employees hired in the Plan year before December 1 may be added as Plan participants but their award would be based on a prorated period commensurate with their hire date. Awards will be paid after completion of the Company's year-end financial audit. A participant whose employment is terminated voluntarily or with cause before an award is paid out will not be eligible to receive an award. A participant who dies, retires, becomes disabled or is terminated without cause during the Plan year may be eligible for a pro rated award at the discretion of the Plan committee.

The Plan committee will be made up of the Company's President, Executive Vice President, Chief Financial Officer and Vice President of Human Resources. The Plan will be administered by the Compensation Committee of the Company's Board of Directors.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following is furnished as an exhibit to this report:

Exhibit Number       Description

99.1                           Press release issued by the Company dated November 13, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGS International, Inc.

Date: November 13, 2006	By:	/s/ Benjamin F. Harmon, IV
Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated November 13, 2006